    As filed with the Securities and Exchange Commission on February 17, 2005

                                                         Registration No. ______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   UWINK, INC.
             (Exact name of registrant as specified in its charter)

                    UTAH                                    86-0412110
       (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                  Identification No.)

             5443 BEETHOVEN STREET
                LOS ANGELES, CA                               90066
    (Address of Principal Executive Offices)                (Zip Code)

                             -----------------------

                 CONSULTANTS AND ADVISERS 2005 COMPENSATION PLAN
                            (Full title of the plans)

                             -----------------------

                                NOLAN K. BUSHNELL
                             CHIEF EXECUTIVE OFFICER
                                   UWINK, INC.
                              5443 BEETHOVEN STREET
                              LOS ANGELES, CA 90066
                     (Name and address of agent for service)

                                 (310) 827-6900
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
=========================== ======================= ======================= ======================= ==================
                                                       PROPOSED MAXIMUM        PROPOSED MAXIMUM
   TITLE OF SECURITIES           AMOUNT TO BE              OFFERING           AGGREGATE OFFERING        AMOUNT OF
     TO BE REGISTERED           REGISTERED (1)         PRICE PER SHARE              PRICE           REGISTRATION FEE
--------------------------- ----------------------- ----------------------- ----------------------- ------------------
Common Stock, par value         350,000 shares             $1.00(1)               $ 350,000              $ 41.20
$.001 per share
=========================== ======================= ======================= ======================= ==================
(1)  Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to
     Rule 457(h) under the Securities Act on the basis of the average between the bid and asked price of the
     Registrant's Common Stock on February 16, 2005 as reported by the OTC Bulletin Board.
======================================================================================================================

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of uWink, Inc. (the "Company") filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003;

         2. All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2003, except Current Reports on Form 8-K to the extent they contain information furnished pursuant to either Item 9 or Item 12 thereof; and

         3. The description of the Company's common stock contained in the registration statement on Form 10SB12G filed on March 8, 2000, as amended.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that de-registers all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Utah Statutes, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.                         DESCRIPTION OF EXHIBITS
-----------                         -----------------------

5.1 Opinion and Consent of Spectrum Law Group, LLP (Filed herewith electronically)

23.1       Consent of Spectrum Law Group, LLP (Included in Exhibit 5.1)

23.2       Consent of Stonefield Josephson, Inc. (Filed herewith electronically)

24.1       Power of Attorney (Included on page 4 of this Registration Statement)

ITEM 9.  UNDERTAKINGS.

   (a)   The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include, any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing previsions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 17, 2005.


                                              UWINK, INC.

                                              By:  /S/ NOLAN K. BUSHNELL
                                                 -------------------------------
                                                     Nolan K. Bushnell
                                              Its:  Chief Executive Officer



                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Nolan K. Bushnell as such person's true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 17, 2004 by the following persons in the capacities indicated.

SIGNATURE                                   TITLE
---------                                   -----


/S/ NOLAN K. BUSHNELL                       Chief Executive Officer and Director
----------------------------------          (Principal Executive Officer)
Nolan K. Bushnell


/S/ BRUCE P. KELLY                          Director
----------------------------------
Bruce P. Kelly


/S/ NIMISH PATEL                            Director
----------------------------------
Nimish Patel


/S/ LAWRENCE C. EARLY                       Chief Financial Officer (Principal
----------------------------------          Accounting and Financial Officer)
Lawrence C. Early

                                            INDEX TO EXHIBITS


NO.       ITEM                                                             METHOD OF FILING
---       ----                                                             ----------------
5.1       Opinion and Consent of Spectrum Law Group LLP.................   Filed herewith electronically.

23.1      Consent of Spectrum Law Group LLP.............................   Included in Exhibit 5.1.

23.2      Consent of Stonefield Josephson, Inc..........................   Filed herewith electronically.

24.1      Power of Attorney.............................................   Included on page 4 of this
                                                                           Registration Statement.